EXHIBIT 99.1

Press Release

Trend Announces Athabasca Basin Uranium Drilling to Continue

DENVER,  Feb. 22, 2006  (PRIMEZONE)  -- Trend Mining  Company (OTC  BB:TRDM.OB -
News) is pleased to announce that early, positive drilling results have led Nuinsco Resources (TSX-NWI) to commit to a continued program at Diabase Peninsula, Saskatchewan. Nuinsco, which has the right to earn a 50% interest in the project, announced today that the drilling program will be extended following receipt of analytical results and interpretations thereof in order to best guide the balance of the 2006 program.

Nuinsco has now completed six drill holes at the Diabase Peninsula uranium project as part of an initial drill test of the property. As reported previously (press release of 16 February 2006), results to date are encouraging, and drilling has intersected anomalous uranium mineralization in association with other geochemical indicators and hydrothermal alteration that indicate the passage of high-temperature fluids through the rock. Such indicators are typical of unconformity-type uranium mineralization. In view of these early positive results, the drilling program will be extended, although the timing of renewed drilling may not occur till later in the Spring. Nuinsco wishes to wait for assays to return from the balance of recently completed holes, and geologic interpretation, before selecting drill sites for the next phase of the campaign. Therefore, due to impending ice break-up relating to the Spring thaw, the next phase of drilling may not occur till Spring.

As previously described, the Diabase Peninsula Property encompasses coincident, highly prospective alteration and geophysical signatures which are indicative of possible uranium mineralization. Located on the western shore of Cree Lake approximately five kilometres north of the southern boundary of the Athabasca Basin, the Diabase Peninsula Property overlies the graphite-bearing Cable Bay Shear Zone; this structure is considered to be important as a potential host for uranium mineralisation in this part of the Athabasca Basin. Further, the coincident geophysical and geochemical trends presently define a five kilometer domain at the center of the claim group. This latter zone is coincident with a 35-km long airborne EM anomaly, identified in a property-wide survey conducted in August 2005, that extends the full length of the property from north to south, possibly identifying the presence and locus of the Cable Bay Shear Zone. Combined, these signatures provide compelling drill targets at Diabase Peninsula.

Trend Mining Company is a diversified, U.S.-based minerals company that offers investors exposure and leverage to discovery of precious and base metals. Trend's properties include its royalty interest in the Andacollo gold mine in Chile, along with a compelling portfolio of uranium, PGM and base metal exploration projects in the United States and Canada. Trend is led by highly qualified management and a strong Board of Directors. Trend stock trades on the OTC Bulletin Board (OTC BB:TRDM.OB - News).

Throughout this press release there are forward looking statements and assumptions made by management within the meaning of Section27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor created by those sections. Factors that could cause results to differ materially from those projected are, but not limited to, adverse price fluctuations of underlying metals, the company's ability to acquire and develop properties, competition
from  larger  more  established   companies,   the  ability  to  finance  future
acquisitions and projects, and governmental regulation. Trend Mining Company believes that the projects it has entered into and those it will enter into show promise, but there can be no guarantee of that. This press release is for informational purposes only and should not be construed as an offer to solicit, buy, or sell any security.

Contact:
         Trend Mining Company
         Thomas Loucks, President & CEO
         (303) 798-7363
         www.trendmining.com